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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) JANUARY 10, 2001


GASEL TRANSPORTATION LINES, INC.
--------------------------------
(Exact name of registrant as specified in its chapter)


OHIO                                0-30185                  31-1239328
----                                -------                  ----------
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation                    File Number)             Identification No.)

County Road 10, Route 4, Box 181A, Marietta, Ohio                     45750
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: 740-373-6479


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(Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Effective Jan. 1, 2001, Gasel Transportation Lines, Inc.(sometimes hereinafter referred to as "Company") acquired the freight transport and freight brokerage business of Eagle Transportation Services, Inc. and Eagle Transport, Inc., together with the transportation equipment owned by them. Eagle Transportation Services, Inc. and Eagle Transport, Inc. are Ohio corporations with their principal offices located at 8400 Industrial Parkway, Plain City, Ohio, and are owned by Ron Flowers and Cynthia Flowers, husband and wife. Prior to this transaction, there was no relationship of any kind between the parties or any of their affiliates.

Eagle Transportation Services, Inc. will continue to operate its warehousing and logistics business from its Plain City, Ohio terminal with Gasel Transportation Lines, Inc. providing the freight services.

The purchase price of the acquisition was a total of $1,454,724.97. Of that amount, $892,224.97 was the amount of debt that encumbered the tractors and trailers and which Gasel Transportation Lines, Inc. is to refinance and remove the primary obligor's from liability thereon. While the refinancing is awaiting taking place, the Company is to make the payments on the debt and indemnify the sellers. The balance of the purchase price ($562,500) was paid by delivering at closing $150,000 in cash, a promissory note payable to the sellers in the amount of $150,000 and bearing interest at 10% per annum, a warrant to purchase 100,000 common shares, without par value, of Gasel Transportation Lines Inc. at an exercise price of $2.50 per share, a warrant to purchase 75,000 common shares, without par value, of Gasel Transportation Lines Inc. at an exercise price of $3.00 per share, and a certificate for 175,000 common shares, without par value, of Gasel Transportation Lines, Inc. valued at $1.50 per share.

The principle followed by the Company in valuing the purchase was that the transportation equipment had a fair market value equal to or greater than the debt encumbering it, and the value of the intangible assets associated with the acquisition of the freight transport and brokerage business had an estimated fair market value of five times the estimated after tax earnings of the operations for the calendar year 2000 if incorporated into the Company's financial statements. The funds for the acquisition were generated by the Company internally from working capital, as will be the payments due on the promissory note.

The acquisition includes ten (10) 1999 and 2000 model year tractors and forty-six (46) dry van and refrigerated trailers which will be incorporated into the existing transportation business of the Company. Additionally, Gasel Transportation Lines Inc. entered into a five-year lease of the Plain City, Ohio office formerly operated by Eagle Transportation Services, Inc., which includes the office furniture and equipment, from another company owned by Ron and Cynthia Flowers, the owners of the selling companies. The lease terms are believed by the Company to be at fair market rates.

Gasel Transportation Lines, Inc. retained Ron Flowers, one of the owners of Eagle Transport, Inc. and Eagle Transportation Services, Inc. to act as President of the operations being acquired at an annual salary of $105,000 and agreed to elect him to the Board of Directors upon the Company acquiring liability insurance for the directors. Glen Widner, former manager of the sellers' operations, has been retained by Gasel Transportation Lines, Inc. as the Operations Manager of the acquired operations.

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In addition to acquiring the Plain City, Ohio office, the Company acquired an office in Altavista, Virginia that it intends to continue to operate.

With the acquisition, Gasel Transportation Lines Inc. obtained several owners/operators and a freight brokerage business that should allow it to better utilize its existing equipment, add additional freight lanes and provide a sales force in the Columbus, Ohio area.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          Financial statements for the acquired business are not included in this report. Gasel Transportation Lines, Inc. expects to file the financial statements for the acquired business by March 15, 2001.

     (b)  Pro forma financial information.

          Pro forma financial information for the combination of the acquired business and Gasel Transportation Lines, Inc. have not been included in this report. Gasel Transportation Lines, Inc. expects to file the pro forma financial information by March 15, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GASEL TRANSPORTATION LINES, INC.
                                          -------------------------------------
                                                     (Registrant)

Date: January 10, 2001                    /s/ Michael J. Post
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                                          (Signature)*Michael J. Post, President